Exhibit 3.1

CERTIFICATE OF DESIGNATION

OF

SERIES J JUNIOR PARTICIPATING PREFERRED STOCK

OF

AIADVERTISING, INC.

(Pursuant to Section 78.1955 of the Nevada Revised Statutes)

______________________________

AiAdvertising, Inc., a Nevada corporation (the “Company”), a corporation organized and existing under the laws of Nevada, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), it has adopted resolutions (a) authorizing the creation of Series J Preferred Stock of the Company and (b) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, as follows:

1. Designation and Amount. The shares of such series shall be designated as “Series J Junior Participating Preferred Stock” (the “Series J Preferred Stock”) and the number of shares constituting the Series J Preferred Stock shall be 700,000. Such number of shares may be increased or decreased by resolution of the Board prior to issuance; provided, however, that no decrease shall reduce the number of shares of the Series J Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into the Series J Preferred Stock; provided, further, that if more than a total of 700,000 shares of Series J Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of June 6, 2023, and as supplemented, restated or amended from time to time, by and between the Company and Worldwide Stock Transfer, LLC, as rights agent (the “Rights Agreement”), the Board shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded providing for the total number of shares of Series J Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

2. Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Company (the “Preferred Stock”) (or any similar stock) ranking prior and superior to the shares of Series J Preferred Stock with respect to dividends, the holders of shares of the Series J Preferred Stock, in preference to the holders of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and of any other stock of the Company ranking junior to the Series J Preferred Stock, shall be entitled to receive, when, as and if declared by the Board out of funds of the Company legally available for the payment of dividends, quarterly dividends payable in cash on the last day of each fiscal quarter of the Company in each year, or such other dates as the Board shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series J Preferred Stock (the “Issue Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of the Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series J Preferred Stock. In the event the Company shall at any time after the Issue Date (A) declare and pay any dividend on the Common Stock payable in shares of Common Stock, or (B) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series J Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Company shall at any time declare or pay any dividend on the Series J Preferred Stock payable in shares of Series J Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series J Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series J Preferred Stock) into a greater or lesser number of shares of Series J Preferred Stock, then in each such case the amount to which holders of shares of Series J Preferred Stock were entitled immediately prior to such event under clause (ii) of the first sentence of this Section 2(a) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series J Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series J Preferred Stock outstanding immediately after such event.

(b) The Company shall declare a dividend or distribution on the Series J Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); and the Company shall pay such dividend or distribution on the Series J Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series J Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative, whether or not declared, on outstanding shares of Series J Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series J Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series J Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series J Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) calendar days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series J Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Articles of Incorporation or required by law, each share of Series J Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters upon which the holders of the Common Stock of the Company are entitled to vote. In the event the Company shall at any time after the Issue Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series J Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Company shall at any time declare or pay any dividend on the Series J Preferred Stock payable in shares of Series J Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series J Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series J Preferred Stock) into a greater or lesser number of shares of Series J Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series J Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series J Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series J Preferred Stock outstanding immediately after such event.

(b) Except as otherwise provided herein, in the Articles of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series J Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c) Except as set forth herein, or as otherwise provided by law, the holders of Series J Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series J Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series J Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series J Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series J Preferred Stock, except dividends paid ratably on the Series J Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series J Preferred Stock, provided, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series J Preferred Stock or rights, warrants or options to acquire such junior stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series J Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series J Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series J Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued, without designation as to series until such shares are once more designated as part of a particular series of Preferred Stock by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

6. Liquidation, Dissolution or Winding Up. (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of the Common Stock or of shares of any other stock of the Company ranking junior, either as to dividends or upon liquidation, dissolution or winding up, to the Series J Preferred Stock unless, prior thereto, the holders of shares of Series J Preferred Stock shall have received $10,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided, that the holders of shares of Series J Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity either as to dividends or upon liquidation, dissolution or winding up with the Series J Preferred Stock, except distributions made ratably on the Series J Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event, however, that there are not sufficient assets available to permit payment in full of the Series J Preferred Stock liquidation preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series J Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series J Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences. In the event the Company shall at any time after the Issue Date (A) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (B) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series J Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of this Section 6(a) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Company shall at any time declare or pay any dividend on the Series J Preferred Stock payable in shares of Series J Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series J Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series J Preferred Stock) into a greater or lesser number of shares of Series J Preferred Stock, then in each such case the aggregate amount to which holders of shares of Series J Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of paragraph (a) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series J Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series J Preferred Stock outstanding immediately after such event.

(b) Neither the merger, consolidation or other business combination of the Company into or with another entity nor the merger, consolidation or other business combination of any other entity into or with the Company (nor the sale, lease, exchange or conveyance of all or substantially all of the property, assets or business of the Corporation) shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6.

7. Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property (payable in kind), then in any such case each share of Series J Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Company shall at any time after the Issue Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series J Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Company shall at any time declare or pay any dividend on the Series J Preferred Stock payable in shares of Series J Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series J Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series J Preferred Stock) into a greater or lesser number of shares of Series J Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series J Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series J Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series J Preferred Stock outstanding immediately after such event.

8. No Redemption. The shares of Series J Preferred Stock shall not be redeemable from any holder.

9. Rank. The Series J Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series J Preferred Stock, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock.

10. Amendment. At such time as any shares of Series J Preferred Stock are outstanding, if any proposed amendment to the Articles of Incorporation (including this Certificate of Designation) would materially alter, change or repeal any of the preferences, powers or special rights given to the Series J Preferred Stock so as to affect the Series J Preferred Stock adversely, then the holders of the Series J Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series J Preferred Stock, voting separately as a single class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the NRS.

11. Fractional Shares. Series J Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series J Preferred Stock.

IN WITNESS WHEREOF, the undersigned have signed and attested this Certificate of Designation on this 8th day of June 2023.

AIADVERTISING, INC.

By:	/s/ Gerard Hug
Name:	Gerard Hug
Title:	Chief Executive Officer

4